SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) June 24,2004



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number  1-13082


            New York                           13-3131650
(State or other jurisdiction of               I.R.S. Employer
 incorporation or organization)              Identification Number)

603 West 50th Street, New York, NY                   10019
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (212) 265-1500


                       Not Applicable
    (Former name or former address, if changed since last
                           report)

Item 5.  Other Events.


      On June 24, 2004, Kenneth Cole Productions, Inc. (the "Company") (NYSE: KCP) issued a press release announcing the Company's planned role change of Stan Mayer and announcing David Edelman as the Company's new Chief Financial Officer, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: June 28, 2004         By: /s/ STANLEY A. MAYER
                             Name: Stanley A. Mayer
                             Title:  Executive Vice President and
                                     Chief Financial Officer










                        Exhibit Index

Exhibit No.              Description

     99.1                Press Release date June 24, 2004

Company Contact:               Investor Relations Contact:
Stanley A. Mayer               James R. Palczynski
Chief Financial Officer        Principal
Kenneth Cole Productions, Inc. Integrated Corporate Relations, Inc.
(212) 265-1500                (203) 222-9013


 Kenneth Cole Productions, Inc. Announces Planned Change in
                     Role of Stan Mayer
  -- David Edelman to Become New Chief Financial Officer --
          -- Mayer to Continue as Senior Adviser --

New York, New York, June 24, 2004 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) announced today that Stanley Mayer, its Executive Vice President, Chief Financial Officer, Treasurer and Secretary, has decided he will be scaling back his duties with the Company in order to spend more time with his family. He has committed to stay on with the Company as a vice president and senior adviser. Effective July 12, 2004, David Edelman, currently the Company's Senior Vice President of Finance, will become the new Chief Financial Officer.

Kenneth Cole, the Company's Chairman and Chief Executive Officer, declared, "I know that all of our management, employees, shareholders, and other stakeholders have greatly appreciated Stan's hard work and dedication throughout his tenure over these past 16 years. He was instrumental in the growth of our business from a small footwear company to the multi-brand, multi-channel, multi-national entity we are today. We are grateful for all that he has done and contributed, and we look forward to continuing to work together."

Mr. Edelman joined the Company in January 1995 and was promoted to his current duties in April 2000. Before joining the Company, Mr. Edelman was Chief Financial Officer of a women's suit wholesaler and he served 10 years as a CPA with Ernst & Young in various specialty groups including E&Y's National Consulting Office and its Retail and Apparel Audit Group.

Mr. Cole continued, "We have every confidence that David will excel in the role of Chief Financial Officer. He has been an important member of our finance team and has a keen understanding of our business. We look forward to his continued contributions to our success and ongoing development."

The Company also noted that Michael Colosi, the Company's
Corporate Vice President and General Counsel, will now serve as Secretary as well.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Reaction Kenneth Cole", "Unlisted, a Kenneth Cole Production" and "Bongo." The company has also granted a wide variety of third party licenses for the production of men's and women's apparel, timepieces, eyewear, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce.

Forward Looking Statement Disclosure
The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.